UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
 (Exact name of registrant as specified in its charter)

Maryland	811-08476	13-3767317
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 422-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2010, Agnes Mullady, age 52, returned from a leave of absence, and resumed her position as Treasurer of The Gabelli Global Multimedia Trust Inc. (the “Fund”), effective as of September 15, 2010. Joseph H. Egan will no longer continue to serve as the Acting Treasurer of the Fund, but will continue as the Assistant Treasurer of the Fund.
Effective September 20, 2010, Agnes Mullady was appointed President and Chief Operating Officer of the Open-End Fund Division of Gabelli Funds, LLC, a registered investment adviser. Since January 2007, she has been a Vice President of the investment adviser. Since May 2009, Ms. Mullady has been Senior Vice President of GAMCO Investors, Inc. (“GAMCO”), a holding company that is the parent company of Gabelli Funds, LLC. Ms. Mullady is responsible for the financial reporting of the open- and closed-end funds within the Gabelli/GAMCO Fund Complex, (the “Complex”). Within the Complex Ms. Mullady is the President of one closed-end fund, Treasurer of all open- and closed-end funds, and Secretary of certain open- and closed-end funds, including the Fund. Ms. Mullady joined GAMCO in December 2005 with 20 years of experience in mutual fund treasury operations with various fund complexes. Ms. Mullady was a Senior Vice President at U.S. Trust Company, N.A., where she served as the Treasurer, Chief Financial and Chief Accounting Officer with the Excelsior Funds complex from February 2004 until December 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

the gabelli global multimedia trust inc.
By:	/s/ Bruce N. Alpert
Bruce N. Alpert
President

Date: September 21, 2010